As filed with the Securities and Exchange Commission on March 3, 2003.
                                                    Registration No. 333-_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------


                         QUEST DIAGNOSTICS INCORPORATED
               (Exact name of issuer as specified in its charter)

           Delaware                                              16-1387862
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               One Malcolm Avenue
                           Teterboro, New Jersey 07608
                    (Address of principal executive offices)

                             ----------------------

    AMENDED AND RESTATED UNILAB CORPORATION 2000 EXECUTIVE STOCK OPTION PLAN
                    UNILAB CORPORATION 2001 STOCK OPTION PLAN
                           (Full titles of the plans)

                             ----------------------

                             Leo C. Farrenkopf, Jr.
                           Vice President & Secretary
                         Quest Diagnostics Incorporated
                               One Malcolm Avenue
                               Teterboro, NJ 07608
                                (201) 393 - 5143
           (Name, address, and telephone number of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================

       Title of               Amount        Proposed Maximum     Proposed Maximum     Amount of
   Securities to be           to be        Offering Price Per        Aggregate      Registration
      Registered          Registered (1)         Share            Offering Price         Fee
--------------------------------------------------------------------------------------------------
To be issued for awards       191,933          $53.53(2)          $10,274,173.49(2)      $831.18
under the Amended and
Restated Unilab
Corporation 2000
Executive Stock Option
Plan
--------------------------------------------------------------------------------------------------


To be issued for awards       100,371          $53.53(2)           $5,372,859.63(2)      $434.66
under the Unilab
Corporation 2001 Stock
Option Plan
--------------------------------------------------------------------------------------------------

TOTAL                         292,304                             $15,647,033.12       $1,265.84(3)
==================================================================================================


  (1) Based on the number of shares of Unilab Corporation ("Unilab") common stock that was reserved for issuance in connection with the awards outstanding under the Amended and Restated Unilab Corporation 2000 Executive Stock Option Plan (the "2000 Executive Stock Option Plan") and the Unilab Corporation 2001 Stock Option Plan (the "2001 Stock Option Plan" and, together with the 2000 Executive Stock Option Plan, the "Plans") as of the close of business on February 28, 2003, that will be converted into the right to receive 0.3424 shares of Quest Diagnostics Incorporated (the "Registrant") common stock (the "Merger Ratio") upon the consummation of the merger (the "Merger") contemplated in the Agreement and Plan of Merger, dated as of April 2, 2002, as amended on May 13, 2002, June 20, 2002, September 25, 2002 and January 4, 2003,
       among the Registrant, Quest Diagnostics Newco Incorporated ("Newco"), and Unilab (the "Merger Agreement").
  (2) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the registration fee. Estimated based on the quotient of (i) $18.33, the average weighted exercise price of shares of Unilab common stock underlying the stock options outstanding as of the close of business on February 27, 2003, and (ii) 0.3424, the Merger Ratio.
  (3) The aggregate amount of the registration fee for this Registration Statement is $1,265.84. Pursuant to Rule 457(p) of the Securities Act, the aggregate amount of the registration fee to be paid is offset by $1,265.84, representing an amount of the registration fee previously paid by the Registrant in connection with the filing of the Registration Statement on Form S-4, filed May 15, 2002 (File No. 333-88330), associated with 292,304 options that were outstanding and exercisable as of February 27, 2003, to purchase Unilab common stock that have not been exercised as of the close of business on February 28, 2003, the date of the consummation of the Merger. As a result, no registration fee is owed pursuant to this Registration Statement.

                                    PART I*

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             This Registration Statement is being filed in connection with the consummation of the Merger contemplated by the Merger Agreement. Following the consummation of the Merger, Unilab will be merged with and into Newco, a wholly-owned subsidiary of the Registrant, and each outstanding share of Unilab common stock will be converted into the right to receive 0.3424 shares of the Registrant's common stock. Therefore, in accordance with the terms of the Merger Agreement, the Registrant is filing this Registration Statement to reserve for issuance a sufficient number of its common shares for delivery in accordance with the terms and conditions of awards outstanding under the 2000 Executive Stock Option Plan and the 2001 Stock Option Plan.

Item 1.      Plan Information.

Item 2.      Registrant Information and Employee Plan Annual Information.



----------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

             The following documents which have been filed by the Registrant with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated as of their respective dates in this Registration Statement and shall be deemed to be a part hereof:

             (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002; and

             (ii) the description of the Registrant's common stock contained in its Registration Statement on Form 10 (File No.1-12215) filed by the Registrant and declared effective on November 26, 1996.

             All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities.

             Not applicable.

Item 5.      Interests of Named Experts and Counsel.

             Leo C. Farrenkopf, Jr., Esq., Vice President and Deputy General Counsel of the Registrant, has rendered an opinion as to the legality of the issuance of additional Shares offered pursuant to this Registration Statement. Mr. Farrenkopf owns substantially less than 1% of the Registrant's Shares.

Item 6.      Indemnification of Directors and Officers.

             Limitation on Liability of Directors

             Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law ("DGCL") Paragraph 11 of the Registrant's Certificate of Incorporation ("Paragraph 11") eliminates the personal liability of Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty, including without limitation, directors serving on committees of the Registrant's Board of Directors. Directors remain liable for (1) any breach of the duty of loyalty to the Registrant or its stockholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) any violation of
Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemption under certain circumstances, and (4) any transaction from which directors derive an improper personal benefit.

             Indemnification and Insurance

             In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Paragraph 11 grants the Registrant's directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative proceedings to which they are a party (1) by reason of the fact that they are or were directors or officers of the Registrant, or (2) by reason of the fact that, while they are or were directors or officers of the Registrant, they are serving at the request of the Registrant as directors or officers of another corporation, partnership, joint venture, trust or enterprise. Paragraph 11 further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to the Registrant by the Indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such Indemnitee is not entitled to be indemnified under Paragraph 11. The Registrant may not indemnify or make advanced payments to any person in connection with proceedings initiated against the Registrant by such person without authorization of the Registrant's Board of Directors.

             In addition, Paragraph 11 provides that the directors and officers therein described shall be indemnified to the fullest extent permitted by
Section 145 of the DGCL, or any successor provisions or amendments thereunder. In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Paragraph 11 allows such broader indemnification rights to apply retroactive with respect to any predating alleged action or inaction and also allows the indemnification to continue after an Indemnitee has ceased to be a director or officer of the Registrant and to inure to the benefit of the indemnitee's heirs, executors and administrators.

             Paragraph 11 further provides that the right to indemnification is not exclusive of any right which any indemnitee may have or thereafter acquire under any statute, the Registrant's Certificate of Incorporation, any agreement or vote of stockholders or disinterested directors or otherwise, and allows the Registrant to indemnify and advance expenses to any person whom the Registrant has the power to indemnify under the DGCL or otherwise.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

             The Registrant's Certificate of Incorporation authorizes the Registrant to purchase insurance for directors and officers of the Registrant and persons who serve at the request of the Registrant as directors, officers, employees or agents of another corporation, partnership, joint venture, trust, or enterprise, against any expense, liability or loss incurred in such capacity, whether or not the Registrant would have the power to indemnify such persons against such expense or liability under the DGCL. The Registrant intends to maintain insurance coverage of its officers and directors as well as insurance coverage to reimburse the Registrant for potential costs of its corporate indemnification of directors and officers.

Item 7.      Exemption from Registration Claimed.

             Not applicable.

Item 8.      Exhibits.

             See Exhibit Index.

Item 9.      Undertakings.

             (a)    The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
             Statement:

                    (i)    to include any prospectus required by Section 10(a)
                           (3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement;

                           provided, however, that the undertakings set forth in
                    paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                    Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of February, 2003.


                        QUEST DIAGNOSTICS INCORPORATED


                   By:     /s/ Kenneth W. Freeman
                      ----------------------------------------------------------
                        Name:  Kenneth W. Freeman
                        Title: Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign and file (1) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith and (2) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated as of the 27th day of February, 2003.

Signature                              Capacity
---------                              --------


  /s/ Kenneth W. Freeman               Chairman of the Board and Chief Executive
-------------------------------        Officer and Director (principal executive
Kenneth W. Freeman                     officer)



  /s/ Surya N. M. Mohapatra            President, Chief Operating Officer and
-------------------------------        Director
Surya N. M. Mohapatra


  /s/ Robert A. Hagemann               Corporate Vice President and Chief
-------------------------------        Financial Officer (principal financial
Robert A. Hagemann                     officer)


  /s/ Thomas F. Bongiorno              Vice President, Corporate Controller and
-------------------------------        Chief Accounting Officer (chief
Thomas F. Bongiorno                    accounting officer)


  /s/ Kenneth D. Brody                 Director
-------------------------------
Kenneth D. Brody


  /s/ William F. Buehler               Director
-------------------------------
William F. Buehler


  /s/ Van C. Campbell                  Director
-------------------------------
Van C. Campbell


  /s/ Mary A. Cirillo                  Director
-------------------------------
Mary A. Cirillo


  /s/ James F. Flaherty III            Director
-------------------------------
James F. Flaherty III


  /s/ William R. Grant                 Director
-------------------------------
William R. Grant


 /s/ Rosanne Haggerty                  Director
-------------------------------
Rosanne Haggerty


  /s/ Dan C. Stanzione                 Director
-------------------------------
Dan C. Stanzione


  /s/ Gail R. Wilensky                 Director
-------------------------------
Gail R. Wilensky


  /s/ John B. Ziegler                  Director
-------------------------------
John B. Ziegler

                                  EXHIBIT INDEX

Exhibit
Number                  Description
-------                 -----------
4.1                     Restated  Certificate of Incorporation of the Registrant
                        (incorporated by reference to Exhibit 3.4 to the Registrant's Current Report on Form 8-K filed on May 31,
                        2001).

4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's 2000 Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed on April 20,
                        2001).

4.3 Agreement and Plan of Merger, dated as of April 2, 2002, as amended, among Quest Diagnostics Incorporated, Quest Diagnostics Newco Incorporated and Unilab Corporation (incorporated herein by reference to Exhibit 2.1 of the Registrant's registration statement on Form S-4 filed on May 15, 2002).

4.4 Amendment to the Agreement and Plan of Merger, dated as of May 13, 2002, among Quest Diagnostics Incorporated, Quest Diagnostics Newco Incorporated and Unilab Corporation (incorporated herein by reference to Exhibit
                        2.2 of the Registrant's registration statement on Form S-4 filed with on May 15, 2002).

4.5 Amendment No. 2 to the Agreement and Plan of Merger, dated as of June 20, 2002, among Quest Diagnostics Incorporated, Quest Diagnostics Newco Incorporated and Unilab Corporation (incorporated herein by reference to Exhibit 2.3 of amendment No. 2 to the Registrant's registration statement on Form S-4 filed on June 24,
                        2002).

4.6 Amendment No. 3 to the Agreement and Plan of Merger, dated as of September 25, 2002, among Quest Diagnostics, Quest Diagnostics Newco Incorporated and Unilab Corporation (incorporated herein by reference to Exhibit
                        (a)(11) of Quest Diagnostic's Schedule TO Amendment No. 12 filed on September 26, 2002).

4.7 Amendment No. 4 to the Agreement and Plan of Merger, dated as of January 4, 2003, among Quest Diagnostics, Quest Diagnostics Newco Incorporated and Unilab Corporation (incorporated herein by reference to Exhibit
                        (a)(20) of Quest Diagnostic's Schedule TO Amendment No. 20 filed on January 6, 2003).

4.8 2000 Executive Stock Option Plan (incorporated by reference to Exhibit 10.21 of the Registration Statement of Unilab Corporation on Form S-1/A filed on June 5,
                        2001).

4.9 Amendment to the 2000 Executive Stock Option Plan (incorporated by reference to Exhibit 10.0 of the Quarterly Report of Unilab Corporation on Form 10-Q for the quarter ended June 30, 2001).

4.10                    2001 Stock Option Plan (incorporated by reference to
                        Exhibit 10.20 of the Registration Statement of Unilab Corporation on Form S-1/A filed on May 16, 2001).

4.11 Amendment to the 2001 Stock Option Plan (incorporated by reference to Exhibit 10.24 of the Annual Report of Unilab Corporation on Form 10-K for the year ended December 31, 2001).

5* Opinion of Leo C. Farrenkopf, Jr., Vice President and Deputy General Counsel of Registrant, as to the legality of the securities registered hereby.

23.1*                   Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Leo C. Farrenkopf, Jr., Vice President and Deputy General Counsel of Registrant (included in
                        Exhibit 5).

24 Power of Attorney (contained on the signature pages to this Registration Statement).



*    Filed herewith.